REGISTRATION RIGHTS AGREEMENT

        AGREEMENT, dated as of the 3rd day of July, 1996, by and among Palomar Medical Technologies, Inc., a Delaware corporation (the "Company"), and the other entities that are signatories hereto (the "Initial Purchasers").

                              W I T N E S S E T H :

        WHEREAS, pursuant to the terms and conditions set forth in the Company's Offering Memorandum dated June 24, 1996, including the Exhibits thereto, any and all supplements thereof and amendments thereto, and all documents incorporated by reference therein (collectively, the "Memorandum"), the Company is offering for sale a minimum of 10,000 units and a maximum of 25,000 units, each unit ("Unit") consisting of SF 1,000 principal amount of the Company's 4.5% Convertible Subordinated Debentures due 2003 (the "Debentures") and 24 Warrants (the "Warrants"); and

        WHEREAS, pursuant to the terms and conditions set forth in the Memorandum and contained in the Offshore Securities Subscription Agreement (the "Subscription Agreement") which has been executed and delivered by the Company and each of the Initial Purchasers, each of the Initial Purchasers is simultaneously herewith purchasing that number of Units for which it has subscribed and for which its subscription has been accepted by the Company; and

        WHEREAS, the Debentures are convertible into, and the Warrants are exercisable for, shares of Common Stock of the Company, par value $.01 per share; and

        WHEREAS, the Units are being sold to the Initial Purchasers by the Company in reliance upon the exemption from the registration provisions of the Securities Act of 1933, as amended (the "1933 Act"), which is provided by Regulation S of the 1933 Act; and

        WHEREAS, BlueStone Capital Partners, L.P. ("BlueStone") and Banca Commerciale Lugano ("Banca Commerciale") are acting as the Co-Placement Agents in connection with the offer and sale of the Units on a "best efforts" basis; and

        WHEREAS, the terms and conditions of the offering and sale of the Units provide for the execution and delivery of this Agreement.

        NOW, THEREFORE, in consideration of the covenants herein contained, the parties hereto hereby agree, and all other Holders (as defined below) of Units, Debentures and/or Warrants from time to time, by their acceptance thereof, shall be conclusively deemed to have agreed, as follows:

        I. Definitions. As used in this Agreement, the capitalized terms set forth below shall have the following meanings:

        "1933 Act" shall have the meaning set forth in the preamble.

        "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Affiliate" shall mean, as to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

        "Banca Commerciale" shall have the meaning set forth in the preamble.

        "BlueStone" shall have the meaning set forth in the preamble.

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        "Closing  Date" shall mean the Initial  Closing  Date (as defined in the
Subscription Agreement) and any subsequent date on which a sale of Units is consummated.

        "Company" shall have the meaning set forth in the preamble, and shall also include the Company's successors.

        "Debentures" shall have the meaning set forth in the preamble.

        "Expiration Date" shall mean the date following the last day on which any Debenture may be converted into Shares (at the option of the Company or the Holder), or any Warrant may be exercised for Shares, in accordance with the respective terms thereof.

        "Holder" shall mean each of the Initial Purchasers for so long as it owns any Units, Debentures and/or Warrants; each of the permitted successors and assigns of any of the Initial Purchasers; and any other Person which shall at any time own any Units, Debentures and/or Warrants.

        "Initial Purchasers" shall have the meaning set forth in the preamble.

        "Memorandum" shall have the meaning set forth in the preamble.

        "NASD" shall mean the National Association of securities Dealers, Inc.

        "Person" shall mean any individual, sole proprietorship, partnership, corporation, association, joint venture, trust, unincorporated entity or other entity, or the government of any country or sovereign state, or of any state, province, municipality or other political subdivision thereof.

        "Prospectus"   shall  mean  the   Prospectus   included   in  the  Shelf
Registration Statement, including any preliminary Prospectus, and any such Prospectus as amended or supplemented by any Prospectus supplement, including post-effective amendments, in each case including all material incorporated or deemed to be incorporated by reference therein.

        "Registrable Securities" shall mean the Shares; provided, however, that any Shares shall cease to be Registrable Securities when they shall have been issued by the Company under an effective Shelf Registration Statement upon conversion of Debentures (by the Holder or the Company) or exercise of Warrants.

        "Registration Expenses" shall mean any and all expenses incident to the performance by the Company of its obligations under this Agreement, including, but not limited to: (i) all SEC and NASD registration and filing fees; (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws; (iii) all expenses of printing and distributing the Shelf Registration Statement, any Prospectus, and any amendments or supplements thereto; and (iv) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company.

        "SEC" shall mean the Securities and Exchange Commission.

        "Shares" shall mean the Common Stock of the Company, par value $.01 per share, (A) into which any of the Debentures may be at any time converted (either at the option of the Company or at the option of the Holder), and (B) for which any of the Warrants may be at any time exercised, in accordance with the respective terms thereof; provided, however, that if at any time the Debentures become convertible into any other securities of the Company or of any other entity, or if at any time any of the Warrants become exercisable for any other securities of the Company or of any other entity, in each case pursuant to the terms of the Debentures and/or the Warrants, then, in such event, the term "Shares" shall be deemed to mean such other securities.

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        "Shelf Registration Statement" shall mean a registration statement on an appropriate form under the 1933 Act which covers the offer and sale by the Company of all of the Registrable Securities pursuant to Rule 415 of the General Rules and Regulations promulgated under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such Shelf Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein and all Exhibits thereto and all material incorporated or deemed to be incorporated by reference therein.

        "Subscription Agreement" shall have the meaning set forth in the preamble.

        "Units" shall have the meaning set forth in the preamble.

        "Warrants" shall have the meaning set forth in the preamble.

        2. Registration Under the 1933 Act. The Company shall (A) prepare and file with the SEC, within 60 days following the Closing Date, a Shelf Registration Statement covering the Registrable Securities; (B) use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon as possible thereafter; and (C) use its reasonable best efforts to cause such Shelf Registration Statement to remain continually effective until the Expiration Date. The purpose of the Shelf Registration Statement shall be to enable each Holder which (i) receives Shares as the result of the conversion of a Debenture (whether by the Company or the Holder) or the exercise of a Warrant, and (2) is not an Affiliate of the Company and is not engaging in a distribution of Registrable Securities (within the meaning of the 1933 Act), to trade such Shares from and after the date of issuance thereof without any limitations or restrictions under the 1933 Act.

        3. Registration Procedures. In connection with the performance by the Company of its obligations under paragraph 2 above, the Company shall:

                3.1 Amendments. Promptly prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective during the entire applicable period and in compliance with the provisions of subparagraph 3.4 below; and cause each Prospectus to be supplemented, and as so supplemented to be filed (if required) with the SEC pursuant to Rule 424 of the General Rules and Regulations promulgated under the 1933 Act.

                3.2 State Securities Laws. Use its reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions in the United States as may be from time to time reasonably requested by BlueStone or Banca Commerciale; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction where it would not be otherwise required to so qualify, (ii) take any action that would subject it to general service of process or taxation in any jurisdiction if it is not then so subject, (iii) provide any undertakings that cause more than nominal expense or burden to the Company, or (iv) make any change in its charter or by-laws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its shareholders.

                3.3 Notice of Certain Events. Promptly notify BlueStone and Banca Commerciale and their counsel, (i) when the Shelf Registration Statement has been declared effective by the SEC and when any post-effective amendments thereto have become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and/or supplements to such Shelf Registration Statement and
        (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose.

                3.4 Accuracy of Shelf Registration Statement. Use its reasonable best efforts to assure that (i) the Shelf Registration Statement and any amendment thereto, and any Prospectus forming a part thereof and any supplement thereto, complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) the Shelf Registration Statement and any amendment thereto does not at any time during the applicable period contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the Prospectus forming part of the Shelf Registration Statement and any supplement to such Prospectus (as amended or supplemented from time to time) does not at any time during the applicable period include an untrue statement or a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                3.5 Withdrawal of Stop Order. Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible time.

                3.6  Delivery  of  Shelf  Registration  Statement.   Furnish  to
        BlueStone and its counsel, at least one signed copy of the Shelf Registration Statement.

                3.7 Delivery of Prospectus. Cause to be delivered to each Holder, a copy of the Prospectus.

                3.8 Further Assurances. Take all such other actions, as BlueStone, the Trustee or the Warrant Agent (as defined in the Memorandum) may reasonably request in order to more fully protect or perfect the rights intended to be granted to the Holders hereunder.

        4. Expenses. The Company shall be responsible for, and shall pay in due course, all of the Registration Expenses.

        5. Specific Enforcement. Without limiting the remedies available to the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under paragraphs 2 and 3 hereof may result in material irreparable injuries to the Holders for which there is not adequate remedy at law, that it will not be possible to measure damages for such injuries precisely, and that in the event of any such failure any Holder may, to the extent permitted by law, obtain such relief as may be required to specifically enforce the Company's obligations under paragraphs 2 and 3 hereof.

        6. Indemnification. The Company hereby agrees to indemnify and hold harmless each Holder, its partners, officers, directors and representatives, and each Person, if any, who controls such Holder within the meaning of the 1933 Act or the 1934 Act, against any and all losses, liabilities, claims, damages, costs and expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary contained herein, the indemnification described above shall not apply to amounts paid in settlement of any loss, liability, claim, damage, cost or expense if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.

        7. Rule 144. As long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company shall promptly file the reports required to be filed by it pursuant to Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder. If the Company is at any time not required to file such reports, it shall promptly make publicly available such information as is necessary to permit sales of its Common Stock pursuant to Rule 144 of the General Rules and Regulations promulgated under the 1933 Act. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

        8. Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions of this Agreement may not be given, unless it would not have an adverse effect upon the rights of the Holders and the Company has obtained the written consent of

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Holders  then  owning a majority  of the  Registrable  Securities  (which may be
Holders as of a record date determined by the Company in accordance with applicable law).

        9. Liability of Co-Placement Agents. Anything in this Agreement contained to the contrary notwithstanding, neither BlueStone nor Banca Commerciale shall have any liability of any nature whatsoever to any of the Initial Purchasers or any of the Holders in connection with any act by BlueStone or Banca Commerciale or failure to act by BlueStone or Banca Commerciale in connection with this Agreement, other than for its gross negligence or wilful misconduct.

        10. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto (and the other persons and entities described in paragraph 6 hereof) and their respective successors and assigns, including, without limitation and without the need for an express assignment, subsequent Holders.

        11. Third Party Beneficiary. The Holders from time to time shall each be a third party beneficiary of the agreements contained herein. BlueStone and Banca Commerciale shall each have the right, but not the obligation, to enforce such agreements directly, to the extent it determines (in its sole discretion), that such enforcement is necessary or desirable in order to protect the rights of the Holders.

        12. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        13. Headings. The headings which are contained in this Agreement are for the sole purpose of convenience of reference, and shall not limit or otherwise affect the interpretation of any of the provisions hereof.

        14. Governing Law. This Agreement shall be governed by the laws of the State of New York applicable to contracts made and to be wholly performed therein.

        15. Notices. All notices and other communications hereunder shall be in writing, and shall be made by hand delivery, registered first-class mail, telex, telecopier or any courier providing overnight delivery, (i) if to the Company, at the address set forth in the Subscription Agreement, (ii) if to an Initial Purchaser, at the address set forth in the Subscription Agreement executed by such Initial Purchaser, and (ii) if to a Holder, to such address as shall appear on the records of the Trustee [as defined in the Memorandum] (in the case of the Debentures) or the Warrant Agent (in the case of the Warrants), or in each case to such other address or telex or telecopier number, notice of which is given in accordance with the provisions of this paragraph 15. All such notices and other communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to a recognized courier providing overnight service.

                  IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Agreement as of the date above written:

                                              PALOMAR MEDICAL TECHNOLOGIES, INC.


                                              By:_______________________________

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                                                 PRINT NAME OF PURCHASER


                                              By:_______________________________

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